ARHAUS ANNOUNCES THIRD QUARTER 2023 FINANCIAL RESULTS

Robust Demand Comparable Growth Continues in the Third Quarter
Raises Midpoint of Full Year 2023 Outlook

BOSTON HEIGHTS, Ohio—November 2, 2023—Arhaus, Inc. (NASDAQ: ARHS; “Arhaus” or the “Company”), a rapidly growing lifestyle brand and omni-channel retailer of premium artisan-crafted home furnishings, reported financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights
•Net revenue of $326 million
•Comparable Growth(1) of (2.1)%
•Net and Comprehensive Income of $20 million
•Adjusted Net Income of $20 million
•Adjusted EBITDA of $34 million

Year-to-Date 2023 Highlights, through September 30
•Net revenue of $944 million
•Comparable Growth(1) of 4.8%
•Net and Comprehensive Income of $94 million
•Adjusted Net Income of $95 million
•Adjusted EBITDA of $152 million

2023 Outlook Updated
•Net revenue of $1,265 million to $1,285 million
•Comparable Growth(1) of (1)% to 1%
•Net and Comprehensive Income of $112.5 million to $117.5 million
•Adjusted EBITDA of $192.5 million to $197.5 million

CEO Comments

John Reed, Co-Founder and Chief Executive Officer, commented,

“We are very pleased with our third quarter financial performance and are raising the midpoint of our full year outlook for net revenue, net income and adjusted EBITDA. We had another exceptional quarter of demand comparable growth(2) in the third quarter, up 11.7%. We experienced strong demand across all regions, products and channels. Our new product launches in September have been incredibly well received by our clients, and these industry-leading product designs elevated both our fall catalog and the look and feel of our inspirational Showrooms.

“Our new Showroom expansions continue to progress this year. To date, we have opened six new Showrooms, most recently a location in West Hartford, Connecticut. Tomorrow, we are opening showrooms in Coral Gables, Florida and Huntington Station, New York, followed by three new California Showroom locations in December. We are thrilled with the strong performance of our new Showrooms and excited to add these great new locations to our Showroom portfolio.

“As we close out this year and begin to look to 2024, we are focused on continuing to expand our collections of heirloom quality, artisan-crafted furniture, growing our Showroom footprint with several more exciting new locations to come in 2024, and improving our systems and making the necessary investments to support our growth for many years into the future.”

Third Quarter 2023 Results

Net revenue increased 1.9% to $326 million, compared to $320 million in the third quarter of 2022.

Comparable growth(1) was (2.1)% and demand comparable growth(2) was 11.7% in the third quarter of 2023.

Gross margin decreased 4.0% to $131 million, compared to $136 million in the third quarter of 2022. The gross margin decrease was primarily driven by the sale of price-actioned products that were receipted with higher container costs, increased fixed Showroom costs as we expand our Showroom footprint, and higher delivery costs.

Selling, general and administrative expenses increased 20.0% to $107 million, compared to $89 million in the third quarter of 2022, primarily driven by the $10 million donation to The Nature Conservancy, higher selling expense related to new Showrooms and strong demand, and higher corporate expenses to support the growth of the business.

Net and comprehensive income was $20 million compared to $37 million in the third quarter of 2022. This decrease was driven by the factors described above. Adjusted net income was $20 million in the third quarter of 2023 compared to $38 million in the third quarter of 2022.

Adjusted EBITDA decreased 40.6% to $34 million compared to $57 million in the third quarter of 2022. Adjusted EBITDA as a percent of net revenue declined 740 basis points to 10.3% in the third quarter of 2023, compared to 17.7% in the third quarter of 2022, with 310 basis points of the decline attributable to the donation to The Nature Conservancy and the balance due to the factors described above.

The Company ended the quarter with 86 total Showrooms across 29 states.

Balance Sheet and Cash Flow Highlights, as of September 30, 2023

Cash and cash equivalents totaled $237 million, and the Company had no long-term debt at September 30, 2023. Net merchandise inventory decreased 6.1% to $269 million, compared to $286 million as of December 31, 2022. Client deposits increased 4.8% to $212 million.

For the nine months ended September 30, 2023, net cash provided by operating activities was $131 million, compared to $58 million for the nine months ended September 30, 2022.

For the nine months ended September 30, 2023, net cash used in investing activities was $42 million which includes landlord contributions of $11 million and company-funded capital expenditures(3) of $31 million. For the nine months ended September 30, 2022, net cash used in investing activities was $37 million, which included landlord contributions of $11 million and company-funded capital expenditures(3) of $26 million.

Outlook

The table below presents our updated expectations for selected full year 2023 financial operating results and implied fourth quarter 2023 expectations derived from the full year 2023 outlook.

	Full Year 2023		Implied 4Q 2023
($’s in millions)	Current Guidance	Previous Guidance
Net revenue	$1,265 to $1,285	$1,250 to $1,290	$321 to $341
Comparable growth(1)	(1)% to 1%	(2)% to 1%	(15)% to (9)%
Net income(4)	$112.5 to $117.5	$102.5 to $112.5	$18.5 to $23.5
Adjusted EBITDA(5)	$192.5 to $197.5	$187.5 to $197.5	$40.3 to $45.3
Other estimates:
Company-funded capital expenditures(3)	$60 to $70	$70 to $80
Fully diluted shares	Unchanged	~141 million
Effective tax rate	Unchanged	~ 26%
_______________________
(1) Comparable growth is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our direct-mail catalog.
(2) Demand comparable growth is a key performance indicator and is defined as the year-over-year percentage change of demand from our comparable Showrooms and eCommerce, including through our direct-mail catalog.
(3) Company-funded capital expenditures is defined as total net cash used in investing activities less landlord contributions.
(4) U.S. GAAP net income.
(5) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. These items include, but are not limited to, future share-based compensation expense, income taxes, and interest expense. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call

You are invited to listen to Arhaus’ conference call to discuss the third quarter 2023 financial results scheduled for today, November 2, 2023, at 8:30 a.m. Eastern Time. The call will be available over the Internet on our website (http://ir.arhaus.com) or by dialing (877) 407-3982 within the U.S., or 1 (201) 493-6780, outside the U.S. The conference ID is: 13735046.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.arhaus.com for approximately twelve months.

About Arhaus

Founded in 1986, Arhaus is a rapidly growing lifestyle brand and omni-channel retailer of premium home furnishings. Through a differentiated proprietary model that directly designs and sources products from leading manufacturers and artisans around the world, Arhaus offers an exclusive assortment of heirloom quality products that are sustainably sourced, lovingly made, and built to last. With more than 85 showroom and design studio locations across the United States, a team of interior designers providing complimentary in-home design services, and robust online and eCommerce capabilities, Arhaus is known for innovative design, responsible sourcing, and client-first service. For more information, please visit www.arhaus.com.

Investor Contact:

Wendy Watson
SVP, Investor Relations
(440) 439-7700 x3409
invest@arhaus.com

Non-GAAP Financial Measures

In addition to the results provided in accordance with GAAP, this press release and related tables include adjusted EBITDA, adjusted EBITDA as a percentage of net revenue and adjusted net income, which present operating results on an adjusted basis.

We use non-GAAP measures to help assess the performance of our business, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe that providing these non-GAAP financial measures is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding GAAP measures. Please refer to the reconciliations of adjusted EBITDA and adjusted net income to the most directly comparable financial measures prepared in accordance with GAAP below.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “2023 Outlook Updated” and “Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to manage and maintain the growth rate of our business; our ability to obtain quality merchandise in sufficient quantities; disruption in our receiving and distribution system, including delays in the integration of our new distribution centers and the possibility that we may not realize the anticipated benefits of multiple distribution centers; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; risks as a result of constraints in our supply chain; a failure of our vendors to meet our quality standards; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; compliance with applicable governmental regulations; effectively managing our eCommerce business and digital marketing efforts; our reliance on third-party transportation carriers and risks associated with freight and transportation costs; the COVID-19 pandemic and its effect on our business; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Furthermore, the potential impact of the COVID-19 pandemic on our business operations and financial results and on the world economy as a whole may heighten the risks and uncertainties that affect our forward-looking statements described above. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Arhaus, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (Unaudited, amounts in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$236,930	$145,181
Restricted cash equivalents	3,465	7,346
Accounts receivable, net	1,962	1,734
Merchandise inventory, net	268,960	286,419
Prepaid and other current assets	63,140	37,371
Total current assets	574,457	478,051
Operating right-of-use assets	314,378	252,055
Financing right-of-use assets	39,480	38,522
Property, furniture and equipment, net	156,632	135,066
Deferred tax asset	16,585	16,841
Goodwill	10,961	10,961
Other noncurrent assets	3,081	296
Total assets	$1,115,574	$931,792

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$58,138	$62,636
Accrued taxes	13,134	12,256
Accrued wages	12,015	20,860
Accrued other expenses	47,073	35,169
Client deposits	212,406	202,587
Current portion of operating lease liabilities	42,472	39,744
Current portion of financing lease liabilities	925	531
Total current liabilities	386,163	373,783
Operating lease liabilities, long-term	360,708	289,871
Financing lease liabilities, long-term	54,010	51,835
Deferred rent and lease incentives	2,032	2,272
Other long-term liabilities	4,173	4,336
Total liabilities	$807,086	$722,097
Commitments and contingencies
Stockholders' equity
Class A shares, par value $0.001 per share (600,000,000 shares authorized, 52,749,450 issued and 52,666,334 outstanding and 51,437,348 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively)	52	51
Class B shares, par value $0.001 per share (100,000,000 shares authorized, 87,115,600 shares issued and outstanding as of September 30, 2023 and December 31, 2022)	87	87
Retained Earnings	114,076	20,053
Additional Paid-in Capital	194,273	189,504
Total Arhaus, Inc. stockholders' equity	308,488	209,695
Total liabilities and stockholders' equity	$1,115,574	$931,792

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Comprehensive Income (Unaudited, amounts in thousands, except share and per share data)

	Nine months ended September 30,		Three months ended September 30,
	2023	2022	2023	2022
Net revenue	$943,696	$872,595	$326,229	$320,030
Cost of goods sold	544,481	505,561	195,372	183,739
Gross margin	399,215	367,034	130,857	136,291
Selling, general and administrative expenses	275,890	246,767	106,977	89,145
Income from operations	123,325	120,267	23,880	47,146
Interest expense (income), net	(1,731)	3,367	(1,080)	751
Other income	(738)	(584)	(78)	(109)
Income before taxes	125,794	117,484	25,038	46,504
Income tax expense	31,771	27,851	5,297	9,568
Net and comprehensive income	$94,023	$89,633	$19,741	$36,936

Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	139,365,870	137,939,577	139,628,776	138,484,495
Net and comprehensive income per share, basic	$0.67	$0.65	$0.14	$0.27
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	140,021,670	139,545,802	140,140,899	139,845,333
Net and comprehensive income per share, diluted	$0.67	$0.64	$0.14	$0.26

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (Unaudited, amounts in thousands)
	Nine months ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$94,023	$89,633
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	21,439	18,319
Amortization of operating lease right-of-use asset	24,733	21,976
Amortization of deferred financing fees, interest on finance lease in excess of principal paid and interest on operating leases	16,037	8,731
Equity based compensation	5,752	2,613
Deferred tax assets	256	5,458
Amortization of cloud computing arrangements	386	—
Amortization and write-off of lease incentives	(241)	(224)
Insurance proceeds	60	—
Changes in operating assets and liabilities
Accounts receivable	(228)	(1,550)
Merchandise inventory	17,399	(84,228)
Prepaid and other assets	(28,952)	(11,249)
Other noncurrent liabilities	273	456
Accounts payable	(4,093)	10,334
Accrued expenses	3,502	23,682
Operating lease liabilities	(28,797)	(22,586)
Client deposits	9,819	(3,128)
Net cash provided by operating activities	131,368	58,237

Cash flows from investing activities
Purchases of property, furniture and equipment	(42,306)	(36,950)
Insurance proceeds	333	—
Net cash used in investing activities	(41,973)	(36,950)

Cash flows from financing activities
Principal payments under finance leases	(503)	(113)
Repurchase of shares for payment of withholding taxes for equity based compensation	(1,024)	—
Net cash used in financing activities	(1,527)	(113)
Net increase (decrease) in cash, cash equivalents and restricted cash equivalents	87,868	21,174

Cash, cash equivalents and restricted cash equivalents
Beginning of period	152,527	130,908
End of period	$240,395	$152,082

Arhaus, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows (continued) (Unaudited, amounts in thousands)
	Nine months ended September 30,
	2023	2022
Supplemental disclosure of cash flow information
Interest paid in cash	$3,962	$3,858
Interest received in cash	5,395	316
Income taxes paid in cash	28,856	20,579
Noncash operating activities:
Lease incentives	7,313	7,532
Noncash investing activities:
Purchase of property, furniture and equipment in accounts payable	2,756	2,661
Noncash financing activities:
Adjustment to deferred tax asset impact of Reorganization from partnership to a corporation	—	(1,278)
Derecognition of build-to-suit assets as a result of ASC 842 adoption	—	(31,017)
Capital contributions	42	62

Arhaus, Inc. and Subsidiaries Reconciliation of Net Income to Adjusted Net Income (Unaudited, amounts in thousands, except share and per share data)

	Nine months ended September 30,		Three months ended September 30,
	2023	2022	2023	2022
Net income	$94,023	$89,633	$19,741	$36,936
Adjustments (pre-tax):
Other expenses (1)	992	6,567	555	1,909
Total non-GAAP adjustments pre-tax	992	6,567	555	1,909
Less: Tax effect of adjustments (2)	257	1,556	144	395
Adjusted net income	$94,758	$94,644	$20,152	$38,450

Adjusted net income per share, basic
Weighted-average number of common shares outstanding, basic	139,365,870	137,939,577	139,628,776	138,484,495
Adjusted net income per share, basic	$0.68	$0.69	$0.14	$0.28
Adjusted net income per share, diluted
Weighted-average number of common shares outstanding, diluted	140,021,670	139,545,802	140,140,899	139,845,333
Adjusted net income per share, diluted	$0.68	$0.68	$0.14	$0.27

(1) Other expenses represent costs and investments not indicative of ongoing business performance, such as public offering costs, third-party consulting costs, one-time project start-up costs, severance, signing bonuses, recruiting and project-based strategic initiatives. For the nine and three months ended September 30, 2023, these expenses largely consisted of $0.7 million and $0.6 million of public offering costs, respectively. For the nine and three months ended September 30, 2022, these expenses consisted largely of $4.6 million and $1.6 million of costs related to the opening and set-up of our Dallas distribution center, respectively.
(2) The Company applied its normalized tax rate of 25.9% and 25.9% to the adjustment for the nine and three months ended September 30, 2023, respectively. The Company applied its normalized tax rate of 23.7% and 20.6% to the adjustment for the nine and three months ended September 30, 2022, respectively.

Arhaus, Inc. and Subsidiaries Reconciliation of Net Income to Adjusted EBITDA (Unaudited, amounts in thousands)

	Nine months ended September 30,		Three months ended September 30,
	2023	2022	2023	2022
Net income	$94,023	$89,633	$19,741	$36,936
Interest expense (income), net	(1,731)	3,367	(1,080)	751
Income tax expense	31,771	27,851	5,297	9,568
Depreciation and amortization	21,439	18,319	7,299	6,324
EBITDA	145,502	139,170	31,257	53,579
Equity based compensation	5,752	2,613	1,848	1,224
Other expenses (1)	992	6,567	555	1,909
Adjusted EBITDA	$152,246	$148,350	$33,660	$56,712

Net revenue	$943,696	$872,595	$326,229	$320,030
Net income as a % of net revenue	10.0%	10.3%	6.1%	11.5%
Adjusted EBITDA as a % of net revenue	16.1%	17.0%	10.3%	17.7%

(1) Other expenses represent costs and investments not indicative of ongoing business performance, such as public offering costs, third-party consulting costs, one-time project start-up costs, severance, signing bonuses, recruiting and project-based strategic initiatives. For the nine and three months ended September 30, 2023, these expenses largely consisted of $0.7 million and $0.6 million of public offering costs, respectively. For the nine and three months ended September 30, 2022, these expenses consisted largely of $4.6 million and $1.6 million of costs related to the opening and set-up of our Dallas distribution center, respectively.